Exhibit 32.1

ELECTRONIC ARTS INC.

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Electronic Arts Inc. on Form 10-Q for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John S. Riccitiello, Chief Executive Officer of Electronic Arts Inc., certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Electronic Arts Inc. for the periods presented therein.

/s/ John S. Riccitiello
John S. Riccitiello
Chief Executive Officer
Electronic Arts Inc.

February 4, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Electronic Arts and will be retained by Electronic Arts and furnished to the Securities and Exchange Commission or its staff upon request.